Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2021 relating to the financial statements of Penelope Holdings Corp. and subsidiaries appearing in Registration Statement No. 333-259116 on Form S-1 of Olaplex Holdings, Inc. filed as amended September 28, 2021.

/s/ Deloitte & Touche LLP

Los Angeles, California

October 4, 2021